Exhibit 99.2

Planet 13 Announces Completion of Change in Domicile to Nevada and OTC Market and Trading Symbol Change

Las Vegas, Nevada – September 15, 2023 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNHF) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced the completion of its previously announced plan of arrangement pursuant to which the Company was continued from the jurisdiction of the Business Corporations Act (British Columbia) and domesticated under the Nevada Revised Statutes to the State of Nevada (the “Nevada Domestication”).

The Nevada Domestication was overwhelmingly approved by shareholders at Planet 13’s Annual General and Special Meeting of Shareholders held on Thursday, July 27, 2023. The British Columbia Supreme Court issued its Final Order on August 3, 2023. The Company completed the Nevada Domestication on September 15, 2023 after market close when the necessary filings were made with, and made effective by, the Secretary of State of the State of Nevada.

Upon completion of the Nevada Domestication, each issued and outstanding common share was for all purposes deemed to be one issued share of common stock of the Company. In connection with the Nevada Domestication, the Company expects that, effective at market open on September 18, 2023, the Company’s common stock will begin quotation on the OTCQX U.S. market rather than the OTCQX International market and the OTCQX ticker symbol for the Company’s common stock will change from “PLNHF” to “PLNH”. The intended change in the OTC market reflects the Company becoming a Nevada corporation following the Nevada Domestication and the new ticker symbol reflects the removal of the OTC foreign company designation following the Nevada Domestication. No action is required by shareholders with respect to the OTC market or ticker symbol change. The Company’s common stock will continue to trade on the Canadian Securities Exchange under the ticker symbol PLTH. The CUSIP number has changed from 72706K101 to 72707C108.

In addition, the Planet 13 Holdings Inc. 2023 Equity Incentive Plan became effective as of September 15, 2023, upon completion of the Nevada Domestication, replacing the Planet 13 Holdings Inc. 2018 Stock Option Plan and the Planet 13 Holdings Inc. 2018 Share Unit Plan, as amended (collectively, the “Prior Plans”). All outstanding awards granted under the Prior Plans as of the Nevada Domestication will remain subject to the terms of the Prior Plans.

For more information on Planet 13, visit the investor website (www.planet13holdings.com/investors).

About Planet 13

Planet 13 (www.planet13holdings.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations in Las Vegas and in Orange County, California. Planet 13 also holds a medical marijuana treatment center license in Florida and a conditional Social-Equity Justice Involved dispensing license in the Chicago region of Illinois. Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and a creator of innovative cannabis products. Licensed cannabis activity is legal in these states but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNHF.

Forward-Looking Statements

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to the effective time of the Company’s OTC trading market change, the new OTCQX ticker symbol and continued trading under the existing CSE ticker symbol, and the Company’s mission.

Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, those assumptions, risks and uncertainties discussed under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and any of the Company’s subsequent periodic reports filed with the U.S. Securities and Exchange Commission at www.sec.gov and on SEDAR at www.sedar.com.

Forward-looking statements contained herein are made only as to the date of this press release and we assume no obligation to update or revise any forward-looking statements should they change, except as required by law.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

702-815-1313

ir@planet13lasvegas.com